U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

ONCOLOGIX TECH, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	0-15482	86-1006416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1640 W. Pinhook Road, #200

Lafayette, LA 70508

(Address of principal executive offices)

(616) 977-9933

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On July 21, 2014, the Company appointed Mr. Harold Halman as Chief Operating Officer (COO) and President of its newly formed Subsidiary, American Medical Products and Technologies, Inc. In conjunction with this appointment, the Company and Mr. Halman entered into a three (3) year employment agreement which he will receive an annual base salary of $85,000, monthly allowances for health & dental insurance, automobile expenses, and bonus amounts paid quarterly based on his direct involvement of new revenue growth and earnings brought to the subsidiary.

Mr. Halman brings 20+ years of new business development, medical sales, marketing and operations experience to OCLG. Prior to joining the company, Harold was the Chief Executive Officer for Global Medical located in Phoenix, Arizona, a national provider for home medical equipment. Mr Halman has vast knowledge and industry experience in medical devices, home medical products and development of multi-tiered distribution strategies. Prior to Global Medical, Mr. Halman was CEO of his management consulting firm involved in M&A transactions, business turnarounds and business development projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 22, 2014
ONCOLOGIX TECH, INC.

By: /s/ Roy Wayne Erwin
Roy Wayne Erwin, CEO and President

By: /s/ Michael A. Kramarz
Michael A. Kramarz, Chief Financial Officer